UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

December 2, 2003
Date of Report (date of earliest event reported)

HOST AMERICA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-16196	06-1168423
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Broadway
Hamden, Connecticut 06518
(Address of Principal Executive Offices
Including Zip Code)

(203) 248-4100
(Registrant’s telephone number,
Including area code)

Not Applicable
(Former name or former address, if changed since last report)
Item 1.	Changes in Control of Registrant

N/A
Item 2.	Acquisition or Disposition of Assets

N/A
Item 3.	Bankruptcy or Receivership

N/A
Item 4.	Changes in Registrant’s Certifying Accountants

N/A
Item 5.	Other Events

On December 2, 2003, Host entered into an Amended and Restated Merger Agreement (the “Agreement”) with Host Acquisition Corporation (“HAC”) and GlobalNet Energy Investors, Inc. of Carrollton, Texas.  Pursuant to the Agreement, GlobalNet will merge with HAC, a wholly-owned subsidiary of Host organized for the purposes of the merger. GlobalNet, as the surviving corporation, will become a wholly-owned subsidiary of Host.  GlobalNet shareholders will receive, in the aggregate, 550,000 shares of Host’s “restricted” common stock in exchange for their outstanding GlobalNet common stock.

The Agreement contains numerous representations, warranties and covenants by the parties, including the allocation, on an as received basis, of 80% of the net proceeds from the exercise of Host’s 1,150,000 warrants, exercisable at $5.50 per warrant, that are currently publicly traded under the NASDQ symbol “CAFEW.”  Prior to exercise of these warrants, the Registrant will file a post-effective amendment to its Registration Statement (SEC Registration No. 333-50673).  A complete description of all representations, warranties and covenants is set forth in the Agreement included as an Exhibit to this Report.  In addition, the Agreement provides that Host will enter into an employment and non-competition agreement with Eric Barger, the President of GlobalNet and provides that the GlobalNet shareholders will have the right to appoint two (2) Class III directors to Host’s Board of Directors to serve three (3) year terms.

The transaction is expected to be completed and the closing to occur during the second quarter of Host’s fiscal year.

Item 6.	Resignations of Registrant’s Directors

N/A
Item 7.	Financial Statements and Exhibits

(c) Exhibits 10.53 Amended and Restated Merger Agreement dated December 2, 2003
Item 8.	Change in Fiscal Year

N/A
Item 9.	Regulation FD Disclosure

N/A
Item 10.	Amendments/Waivers to the Registrant’s Code of Ethics

N/A
Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

N/A
Item 12.	Results of Operations and Financial Conditions

N/A

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: December 3, 2003	By: /s/ David J. Murphy
David J. Murphy
Chief Financial Officer